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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the Wade S. Oney Employment Agreement of Papa John's International, Inc. and to the incorporation by reference therein of our report dated February 27, 1998, with respect to the consolidated financial statements of Papa John's International, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 1997, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

                                              Ernst & Young LLP

Louisville, Kentucky
November 6, 1998